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                                                               Exhibit 3.1(a)(i)

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                    * * * * *


         SOUTHERN PERU COPPER CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST: That the board of directors of said corporation, at a meeting duly convened and held, adopted a resolution proposing and declaring advisable the following amendment to the certificate of incorporation of said corporation:

                  RESOLVED, that the certificate of incorporation of SOUTHERN PERU COPPER CORPORATION be amended by changing the Article thereof numbered "FOURTH" so that, as amended, said Article shall be and read as follows:

                  "The total number of shares of capital stock which the Corporation shall have authority to issue is three hundred twenty-six thousand (326,000) of the par value of one dollar ($1.00) each."

         SECOND: That the said amendment has been consented to and authorized by the holders of all the issued and outstanding stock, entitled to vote, by a written consent given in accordance with the provisions of section 228 of Title
8 of The Delaware Code of 1953, and filed with the corporation on the 17th day of August, 1955.
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         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of sections 242 and 228 of Title 8 of The Delaware
Code of 1953.

         FOURTH: That the capital of said corporation will not be reduced under or by reason of said amendment.


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         IN WITNESS WHEREOF, said SOUTHERN PERU COPPER CORPORATION has caused its corporate seal to be hereunto affixed and this certificate to be signed by
B. Worth Vaughan its Vice-President, and George A. Brockington, its Secretary, this 17th day of August, 1955.


                                            SOUTHERN PERU COPPER CORPORATION


                                            By     /s/ R. Worth Vaughan
                                               _________________________________
                                                        Vice-President


                                            By    /s/ George A. Brockington
                                               _________________________________
                                                          Secretary


SOUTHERN PERU COPPER CORPORATION
          INCORPORATED
              1952
            DELAWARE


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STATE OF NEW YORK   )
                    ) SS.
COUNTY OF NEW YORK  )


         BE IT REMEMBERED that on this 17th day of August, A.D. 1955, personally came before me Harold Howe, a Notary Public in and for the County and State aforesaid, R. Worth Vaughn, Vice-President of SOUTHERN PERU COPPER CORPORATION, a corporation of the State of Delaware, the corporation described in and which executed the foregoing certificate, known to me personally to be such, and he, the said R. Worth Vaughn as such Vice-President, duly executed said certificate before me and acknowledged the said certificate to be his act and the act and deed of said corporation; that the signatures of the said Vice-President and of the Secretary of said corporation to said foregoing certificate are in the handwriting of the said Vice- President and Secretary of said corporation respectively, and that the seal affixed to said certificate is the common or corporate seal of said corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.

                                                    /s/ Harold Howe
                                           ____________________________________



HAROLD HOWE
NOTARY PUBLIC
STATE OF NEW YORK


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                                STATE OF DELAWARE
                          OFFICE OF SECRETARY OF STATE

         I, JOHN N. McDOWELL, Secretary of State of the State of Delaware, DO HEREBY CERTIFY that the above and foregoing is a true and correct copy of Certificate of Amendment of Certificate of Incorporation of the "SOUTHERN PERU COPPER CORPORATION", as received and filed in this office the eighteenth day of August, A.D. 1955, at 10 o'clock A.M.

                                            IN TESTIMONY WHEREOF, I have
                                            hereunto set my hand and official
                                            seal, at Dover, this eighteenth day
                                            of August in the year of our Lord
                                            one thousand nine hundred and fifty-
                                            five.

                                            JOHN N. McDOWELL
                                                 Secretary of State.
(SEAL)
                                            M.D. TOMLINSON
                                                 Ass't. Secretary of State.